UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Board of Directors of Rural/Metro Corporation (the “Company”) has promoted Kurt M. Krumperman to the position of Senior Vice President of Federal Affairs and Strategic Initiatives. Mr. Krumperman represents the Company in its interactions with the United States Congress, federal regulatory agencies, and national industry associations. He also chairs the Company’s strategic planning efforts, including the human resources elements of the strategic plan.

Mr. Krumperman has served the Company in various executive capacities since 1985, including service as a Group President with responsibility for the Company’s Northeast Region and Fire operations between 1995 and 2004. A licensed paramedic, Mr. Krumperman holds a Master’s Degree from Syracuse University in Education – Instructional Design and Development. Mr. Krumperman is an executive officer of the Company and reports to the Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: April 21, 2006	By:	/s/ Jack Brucker
Jack Brucker
President and Chief Executive Officer

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